Exhibit 99.2
UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

Docket No. 11-027-B-HC
In the Matter of

U.S. BANCORP
Minneapolis, Minnesota
CONSENT ORDER
WHEREAS, U.S. Bancorp, Minneapolis, Minnesota (“USB”), a registered bank holding company, owns and controls U.S. Bank National Association, Cincinnati, Ohio and U.S. Bank National Association ND, Fargo, North Dakota (collectively, the “Banks”), national banks that operate U.S. Bank Home Mortgage and U.S. Bank Consumer Finance (collectively, the “Mortgage Divisions”);
WHEREAS, USB, through the Mortgage Divisions, indirectly engages in the business of servicing residential mortgage loans for the Banks, U.S. government-sponsored entities (the “GSEs”), and various investors;
WHEREAS, with respect to the residential mortgage loans it services, the Mortgage Divisions initiate and handle foreclosure proceedings and loss mitigation activities involving nonperforming residential mortgage loans, including activities related to special forbearances, repayment plans, modifications, short refinances, short sales, cash-for-keys, and deeds-in-lieu of foreclosure (collectively, “Loss Mitigation”);

WHEREAS, as part of a horizontal review of various major residential mortgage servicers conducted by the Board of Governors of the Federal Reserve System (the “Board of Governors”), the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency (“OCC”), and the Office of Thrift Supervision, examiners from the Federal Reserve Bank of Minneapolis (the “Reserve Bank”) and the OCC have reviewed certain residential mortgage loan servicing and foreclosure-related practices at the Mortgage Divisions;
WHEREAS, the Banks and the OCC have entered into a consent order to address areas of weakness identified by the OCC in residential mortgage loan servicing, Loss Mitigation, foreclosure activities, and related functions;
WHEREAS, in the consent order, the OCC has made findings, which the Banks neither admitted nor denied, that there were unsafe or unsound practices with respect to the manner in which the Mortgage Divisions handled various foreclosure and related activities. The OCC’s findings also raised concerns that USB did not adequately assess the potential risks associated with these activities;
WHEREAS, it is the common goal of the Board of Governors, the Reserve Bank, and USB that USB maintains effective corporate governance and oversight over the consolidated organization, including the establishment and maintenance of robust internal audit, risk management, and compliance programs to ensure that the consolidated organization operates in a safe and sound manner and in compliance with the terms of mortgage loan documentation and related agreements with borrowers, all applicable state and federal laws (including the U.S. Bankruptcy Code and the Servicemembers Civil Relief Act), rules, regulations, and court orders, as well as the Membership Rules of MERSCORP, Inc. and MERS, Inc. (collectively, “MERS”), servicing guides with GSEs or investors, and other contractual obligations, including those with the Federal Housing Administration and those required by the Home Affordable Modification Program (“HAMP”), and loss share agreements with the Federal Deposit Insurance Corporation (collectively, “Legal Requirements”);

WHEREAS, it is the further goal of the Board of Governors, the Reserve Bank, and USB that USB and its subsidiaries effectively manage their legal, reputational, and compliance risks;
WHEREAS, the board of directors of USB at a duly constituted meeting adopted a resolution authorizing and directing Richard K. Davis to enter into this Consent Order to Cease and Desist (the “Order”) on behalf of USB and consenting to compliance with each and every provision of this Order by USB and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. §§ 1813(u) and 1818(b)(3)), and waiving any and all rights that USB may have pursuant to section 8 of the FDI Act, including, but not limited to: (i) the issuance of a notice of charges; (ii) a hearing for the purpose of taking evidence on any matters set forth in this Order; (iii) judicial review of this Order; (iv) contest the issuance of this Order by the Board of Governors; and (v) challenge or contest, in any manner, the basis, issuance, validity, terms, effectiveness or enforceability of this Order or any provision hereof.
NOW, THEREFORE, before the filing of any notices, or taking of any testimony or adjudication of or finding on any issues of fact or law herein, and without this Order constituting an admission by USB or any of its subsidiaries of any allegation made or implied by the Board of Governors in connection with this matter, and solely for the purpose of settling this matter without a formal proceeding being filed and without the necessity for protracted or extended hearings or testimony, it is hereby ordered by the Board of Governors that, pursuant to sections 8(b)(1) and (3) of the FDI Act (12 U.S.C. §§1818(b)(1) and 1818(b)(3)), USB and its institution-affiliated parties shall cease and desist and take affirmative action as follows:

Source of Strength
1. The board of directors of USB shall take appropriate steps to fully utilize USB’s financial and managerial resources, pursuant to section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. § 225.4(a)), to serve as a source of strength to the Banks, including, but not limited to, taking steps to ensure that the Banks comply with the Consent Order issued by the OCC regarding the Banks’ residential mortgage loan servicing activities.
Board Oversight
2. Within 60 days of this Order, the board of directors shall submit to the Reserve Bank a written plan to strengthen the board’s oversight of USB’s enterprise-wide risk management (“ERM”), internal audit, and compliance programs concerning the residential mortgage loan servicing, Loss Mitigation, and foreclosure activities conducted through the Mortgage Divisions. The plan shall, at a minimum, address, consider, and include:
(a) Policies to be adopted by the board of directors that are designed to ensure that the ERM program provides proper risk management oversight with respect to Mortgage Divisions’ residential mortgage loan servicing, Loss Mitigation, and foreclosure activities, particularly with respect to compliance with the Legal Requirements, and supervisory standards and guidance of the Board of Governors as they develop;
(b) policies and procedures to ensure that the ERM program provides proper risk management of independent contractors, consulting firms, law firms, or other third parties who are engaged to support residential mortgage loan servicing, Loss Mitigation, or foreclosure activities or operations, including their compliance with the Legal Requirements and USB’s internal policies and procedures, consistent with supervisory guidance of the Board of Governors;

(c) steps to ensure that USB’s ERM, audit, and compliance programs have adequate levels and types of officers and staff dedicated to overseeing Mortgage Divisions’ residential mortgage loan servicing, Loss Mitigation, and foreclosure activities, and that these programs have officers and staff with the requisite qualifications, skills, and ability to comply with the requirements of this Order; and
(d) steps to improve the information and reports that will be regularly reviewed by the board of directors or authorized committee of the board of directors regarding residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, including compliance risk assessments and the status and results of measures taken, or to be taken, to remediate deficiencies in residential mortgage loan servicing, Loss Mitigation, and foreclosure activities, and to comply with this Order.
Risk Management
3. Within 60 days of this Order, USB shall submit to the Reserve Bank an acceptable written plan to enhance its ERM program with respect to its oversight of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations. The plan shall be based on an evaluation of the effectiveness of USB’s current ERM program in the areas of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, and recommendations to strengthen the risk management program in these areas. The plan shall, at a minimum, be designed to:
(a) Ensure that the fundamental elements of the risk management program and any enhancements or revisions thereto, including a comprehensive annual risk assessment, encompass residential mortgage loan servicing, Loss Mitigation, and foreclosure activities;

(b) ensure that the risk management program complies with supervisory guidance of the Board of Governors, including, but not limited to, the guidance entitled, “Compliance Risk Management Programs and Oversight at Large Banking Organizations with Complex Compliance Profiles,” dated October 16, 2008 (SR 08-08/CA 08-11); and
(c) establish limits for compliance, legal, and reputational risks and provide for regular review of risk limits by appropriate senior management and the board of directors or authorized committee of the board of directors.
Compliance Program
4. Within 60 days of this Order, USB shall submit to the Reserve Bank an acceptable written plan to enhance its enterprise-wide compliance program (“ECP”) with respect to its oversight of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations. The plan shall be based on an evaluation of the effectiveness of USB’s current ECP in the areas of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, and recommendations to strengthen the ECP in these areas. The plan shall, at a minimum, be designed to:
(a) Ensure that the fundamental elements of the ECP and any enhancements or revisions thereto, including a comprehensive annual risk assessment, encompass residential mortgage loan servicing, Loss Mitigation, and foreclosure activities;
(b) ensure compliance with the Legal Requirements and supervisory guidance of the Board of Governors; and
(c) ensure that policies, procedures, and processes are updated on an ongoing basis as necessary to incorporate new or changes to the Legal Requirements and supervisory guidance of the Board of Governors.

Audit
5. Within 60 days of this Order, USB shall submit to the Reserve Bank an acceptable written plan to enhance the internal audit program with respect to residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations. The plan shall be based on an evaluation of the effectiveness of USB’s current internal audit program in the areas of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, and shall include recommendations to strengthen the internal audit program in these areas. The plan shall, at a minimum, be designed to:
(a) Ensure that the internal audit program encompasses residential mortgage loan servicing, Loss Mitigation, and foreclosure activities;
(b) periodically review the effectiveness of the ECP and ERM with respect to residential mortgage loan servicing, Loss Mitigation, and foreclosure activities, and compliance with the Legal Requirements and supervisory guidance of the Board of Governors;
(c) ensure that adequate qualified staffing of the audit function is provided for residential mortgage loan servicing, Loss Mitigation, and foreclosure activities;
(d) ensure timely resolution of audit findings and follow-up reviews to ensure completion and effectiveness of corrective measures;
(e) ensure that comprehensive documentation, tracking, and reporting of the status and resolution of audit findings are submitted to the audit committee; and
(f) establish escalation procedures for resolving any differences of opinion between audit staff and management concerning audit exceptions and recommendations, with any disputes to be resolved by the audit committee.

Approval, Implementation, and Progress Reports
6. (a) USB shall submit written plans that are acceptable to the Reserve Bank within the applicable time periods set forth in paragraphs 3, 4, and 5 of this Order.
(b) Within 10 days of approval by the Reserve Bank, USB shall adopt the approved plans. Upon adoption, USB shall implement the approved plans and thereafter fully comply with them.
(c) During the term of this Order, the approved plans shall not be amended or rescinded without the prior written approval of the Reserve Bank.
(d) During the term of this Order, USB shall revise the approved plans as necessary to incorporate new or changes to the Legal Requirements and supervisory guidance of the Board of Governors. The revised plans shall be submitted to the Reserve Bank for approval at the same time as the progress reports described in paragraph 7 of this Order.
7. Within 30 days after the end of each calendar quarter following the date of this Order, the board of directors of USB or authorized committee of the board of directors shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Order and the results thereof. The Reserve Bank may, in writing, discontinue the requirement for progress reports or modify the reporting schedule.

Notices
8. All communications regarding this Order shall be sent to:
(a)	Ms. Diann G. Townsend Assistant Vice President Federal Reserve Bank of Minneapolis 90 Hennepin Avenue Minneapolis, Minnesota 55401

(b)	Mr. Richard K. Davis Chairman, President & CEO U.S. Bancorp Mail Station: BC-MN-H23D 800 Nicollet Mall Minneapolis, Minnesota 55402-4302
Miscellaneous
9. The provisions of this Order shall be binding on USB and its institution-affiliated parties in their capacities as such, and their successors and assigns.
10. Each provision of this Order shall remain effective and enforceable until stayed, modified, terminated or suspended in writing by the Reserve Bank.
11. Notwithstanding any provision of this Order, the Reserve Bank may, in its sole discretion, grant written extensions of time to USB to comply with any provision of this Order.
12. The provisions of this Order shall not bar, estop or otherwise prevent the Board of Governors, the Reserve Bank, or any federal or state agency or department from taking any further or other action affecting USB, any of its current or former institution-affiliated parties, USB’s successors or assigns, or any of USB’s subsidiaries.

13. Nothing in this Order, express or implied, shall give to any person or entity, other than the parties hereto, and their successors hereunder, any benefit or any legal or equitable right, remedy, or claim under this Order.
By Order of the Board of Governors effective this 13th day of April, 2011.

U.S. BANCORP		BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

By:	/s/ Richard K. Davis	By:	/s/ Jennifer J. Johnson

	Richard K. Davis		Jennifer J. Johnson
	Chairman, President & CEO		Secretary of the Board

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